                                                                      Exhibit 28

CHITTENDEN CORPORATION
Consolidated Statements of Income (Unaudited) *
($ in thousands)

                                              QTR      QTR      QTR      QTR       YTD      QTR      QTR
                                            03/31/99 06/30/99 09/30/99 12/31/99  12/31/99 03/31/00 06/30/00
Interest Income:
 Interest on Loans                           $56,590  $57,561  $59,940  $59,489  $233,580  $59,829  $61,555
 Interest on Investments                      15,535   14,375   13,340   11,907    55,157   10,837   10,366
                                            ----------------------------------------------------------------
Total Interest Income                         72,125   71,936   73,280   71,396   288,737   70,666   71,921

Interest Expense:
  Deposits                                    27,370   26,873   26,772   25,349   106,364   24,479   26,176
  Short-term Borrowings                        1,650    1,572    1,594    2,072     6,888    3,450    4,307
                                            ----------------------------------------------------------------
Total Interest Expense                        29,020   28,445   28,366   27,421   113,252   27,929   30,483

Net Interest Income                           43,105   43,491   44,914   43,975   175,485   42,737   41,438
Provision for Possible Loan Losses             2,175    2,175    2,175    2,175     8,700    2,175    2,175
                                            ----------------------------------------------------------------

Net Interest Income after Provision

    for Possible Loan Losses                  40,930   41,316   42,739   41,800   166,785   40,562   39,263
                                            ----------------------------------------------------------------

Noninterest Income:
  Investment Management and Trust Income       3,542    3,657    3,606    3,485    14,290    3,493    3,375
  Service Charges on Deposit Accounts          4,553    4,855    4,722    4,200    18,330    3,661    3,394
  Mortgage Servicing Income                      932      807      736    1,114     3,589      937    1,121
  Gains on Sales of Mortgage Loans, Net        1,831    1,459      956    1,115     5,361      612      570
  Credit Card Income, Net                      1,223    1,312    1,606    1,404     5,545    1,118    1,427
  Insurance Commissions, Net                     641      560      593      744     2,538      781      688
  Securities Gains/Losses                          -        -        -        -         0        -        -
  Other                                        3,268    3,500    3,563    3,419    13,750    3,050    3,354
                                            ----------------------------------------------------------------
Total Noninterest Income                      15,990   16,150   15,782   15,481    63,403   13,652   13,929

Noninterest Expense:
  Salaries and Employee Benefits              19,325   19,528   18,413   17,604    74,870   16,330   15,923
  Net Occupancy Expense                        5,986    5,838    5,041    4,514    21,379    4,833    3,669
  Other Real Estate Owned,  Expense, Net          30      118      (82)    (213)     (147)     (51)     (23)
  Amortization of Intangibles                  1,467    1,461      547      547     4,022      540      520
  Special Charges                                  -   70,995   (1,739) (10,784)   58,472      833        -
  Other                                       11,318   11,104   11,589   11,002    45,013   10,422   11,012
                                            ----------------------------------------------------------------
Total Noninterest Expense                     38,126  109,044   33,769   22,670   203,609   32,907   31,101

Income (Loss) Before Income Taxes             18,794  (51,578)  24,752   34,611    26,579   21,307   22,091
Income Tax Expense (Benefit)                   6,875   (7,174)   8,840   20,534    29,075    6,716    7,620
                                            ----------------------------------------------------------------
Net Income (Loss)                            $11,919 ($44,404) $15,912  $14,077   ($2,496) $14,591  $14,471
                                            ================================================================



                                              QTR       QTR       YTD
                                            09/30/00  12/31/00  12/31/00
Interest Income:
 Interest on Loans                           $62,962   $62,337  $246,683
 Interest on Investments                      10,240     9,976    41,419
                                            -----------------------------
Total Interest Income                         73,202    72,313   288,102

Interest Expense:
  Deposits                                    27,792    28,939   107,386
  Short-term Borrowings                        3,797     2,090    13,644
                                            -----------------------------
Total Interest Expense                        31,589    31,029   121,030

Net Interest Income                           41,613    41,284   167,072
Provision for Possible Loan Losses             2,175     2,175     8,700
                                            -----------------------------

Net Interest Income after Provision

    for Possible Loan Losses                  39,438    39,109   158,372
                                            -----------------------------

Noninterest Income:
  Investment Management and Trust Income       3,482     3,467    13,817
  Service Charges on Deposit Accounts          3,335     3,485    13,875
  Mortgage Servicing Income                    1,029       992     4,079
  Gains on Sales of Mortgage Loans, Net          952       858     2,992
  Credit Card Income, Net                      1,440     1,364     5,349
  Insurance Commissions, Net                     774       651     2,894
  Securities Gains/Losses                          -         -         0
  Other                                        2,935     2,465    11,804
                                            -----------------------------
Total Noninterest Income                      13,947    13,282    54,810

Noninterest Expense:
  Salaries and Employee Benefits              16,259    16,059    64,571
  Net Occupancy Expense                        3,862     3,849    16,213
  Other Real Estate Owned,  Expense, Net          54        67        47
  Amortization of Intangibles                    521       520     2,101
  Special Charges                                  -         -       833
  Other                                       10,149    11,114    42,697
                                            -----------------------------
Total Noninterest Expense                     30,845    31,609   126,462

Income (Loss) Before Income Taxes             22,540    20,782    86,720
Income Tax Expense (Benefit)                   7,792     5,905    28,033
                                            -----------------------------
Net Income (Loss)                            $14,748   $14,877   $58,687
                                            =============================

        * Prior periods are restated to reflect the acquisition of Vermont Financial Services Corp.

CHITTENDEN CORPORATION
CONSOLIDATED BALANCE SHEETS (Unaudited) *
($ in thousands)


                                                         03/31/99    06/30/99     09/30/99    12/31/99     03/31/00
                                                         --------    --------     --------    --------     --------
ASSETS

Cash and Cash Equivalents                                $243,041    $187,441     $261,287    $151,764     $128,242
Securities Available For Sale                             946,408     867,134      763,538     666,350      648,796
Loans Held For Sale                                        24,599      18,303       15,206       2,926        1,625

Loans:
  Commercial                                              509,272     525,886      531,010     501,727      482,329
  Municipal                                                92,962      83,502      116,664      90,148       98,527

  Real Estate:
    Residential                                         1,092,282   1,103,721    1,091,451   1,066,852    1,072,505
    Commercial                                            601,090     631,655      653,810     641,494      704,126
    Construction                                           70,100      63,271       57,156      55,448       60,752
                                                    ------------------------------------------------------------------
    Total Real Estate                                   1,763,472   1,798,647    1,802,417   1,763,794    1,837,383
  Consumer                                                421,889     478,706      505,769     549,140      540,517
                                                    ------------------------------------------------------------------
Total Loans                                             2,787,595   2,886,741    2,955,860   2,904,809    2,958,756
  Less:  Allowance for Possible Loan Losses               (42,263)    (42,431)     (40,844)    (41,079)     (41,228)
                                                    ------------------------------------------------------------------
Net Loans                                               2,745,332   2,844,310    2,915,016   2,863,730    2,917,528

Other Real Estate Owned                                     1,560         615          695         416          690
Other Assets                                              147,352     145,881      149,525     124,640      124,896
Goodwill                                                   67,786      45,225       44,706      18,470       17,257
                                                    ------------------------------------------------------------------
Total Assets                                           $4,176,078  $4,108,909   $4,149,973  $3,828,296   $3,839,034
                                                    ==================================================================

                                                       06/30/00    09/30/00     12/31/00
                                                       --------    --------     --------
ASSETS

Cash and Cash Equivalents                              $155,785    $135,361     $178,621
Securities Available For Sale                           625,415     587,687      597,592
Loans Held For Sale                                       8,848       6,893       44,950

Loans:
  Commercial                                            492,238     495,178      515,926
  Municipal                                              67,942      94,670       83,566

  Real Estate:
    Residential                                       1,065,837   1,047,749    1,024,174
    Commercial                                          720,532     722,601      723,339
    Construction                                         70,684      53,742       57,701
                                                    -------------------------------------
    Total Real Estate                                 1,857,053   1,824,092    1,805,214
  Consumer                                              512,265     515,013      451,392
                                                    -------------------------------------
Total Loans                                           2,929,498   2,928,953    2,856,098
  Less:  Allowance for Possible Loan Losses             (39,643)    (39,945)     (40,255)
                                                    -------------------------------------
Net Loans                                             2,889,855   2,889,008    2,815,843

Other Real Estate Owned                                     579         430          513
Other Assets                                            118,864     114,492      116,621
Goodwill                                                 16,745      16,234       15,721
                                                    -------------------------------------
Total Assets                                         $3,816,091  $3,750,105   $3,769,861
                                                    =====================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
  Demand                                                 $589,425    $603,880     $589,179    $533,607     $499,405
  Savings                                               1,960,243   1,948,703    2,005,405   1,807,843    1,841,013
  Time Deposits less than $100,000                        853,915     814,274      770,199     649,051      630,244
  Time Deposits $100,000 and over                         197,065     188,029      220,177     215,084      216,387
                                                    ------------------------------------------------------------------
Total Deposits                                          3,600,648   3,554,886    3,584,960   3,205,585    3,187,049

Short-Term Borrowings                                     132,417     133,640      142,711     196,923      254,323
Accrued Expenses and Other Liabilities                     46,288      75,508       66,504      63,328       46,073
                                                    ------------------------------------------------------------------
Total Liabilities                                       3,779,353   3,764,034    3,794,175   3,465,836    3,487,445

Total Stockholders' Equity                                396,725     344,875      355,798     362,460      351,589
                                                    ------------------------------------------------------------------

Total Liabilities and Stockholders' Equity             $4,176,078  $4,108,909   $4,149,973  $3,828,296   $3,839,034
                                                    ==================================================================

Liabilities:
Deposits:
  Demand                                                $496,762    $511,599     $530,975
  Savings                                              1,828,440   1,881,873    1,934,227
  Time Deposits less than $100,000                       617,941     612,300      615,336
  Time Deposits $100,000 and over                        221,762     208,803      211,869
                                                    --------------------------------------
Total Deposits                                         3,164,905   3,214,575    3,292,407

Short-Term Borrowings                                    286,013     162,386       93,757
Accrued Expenses and Other Liabilities                    31,429      36,262       41,631
                                                    --------------------------------------
Total Liabilities                                      3,482,347   3,413,223    3,427,795

Total Stockholders' Equity                               333,744     336,882      342,066
                                                    --------------------------------------

Total Liabilities and Stockholders' Equity            $3,816,091  $3,750,105   $3,769,861
                                                    ======================================

CHITTENDEN CORPORATION
Selected Financial Data (Unaudited) *            QTD           QTD          QTD         QTD         QTD
(in thousands, except share                    3/31/99       6/30/99      9/30/99    12/31/99     3/31/00
and per share data)                          ----------------------------------------------------------------

Book Value per Common Share                         14.20         12.23       12.56       12.77       12.68
Tangible Book Value Per Share                       11.77         10.63       10.99       12.12       12.06
Common Shares Outstanding                      27,954,894    28,193,504  28,318,356  28,378,232  27,725,668


CREDIT QUALITY
Nonperforming assets                               17,705        14,179      12,092       9,588      11,970
90 Days past due and still accruing                 5,161         4,273       5,881       5,016       6,594
Nonperforming assets to loans plus OREO             0.62%         0.49%       0.41%       0.33%       0.41%
Allowance to Loans                                  1.50%         1.46%       1.38%       1.42%       1.40%
Allowance to Nonperforming (excluding OREO)       265.17%       312.82%     358.38%     447.87%     365.50%

QTR Average Balance Sheet

Loans, Net                                      2,743,323     2,815,280   2,885,193   2,874,550   2,878,805
Earning Assets                                  3,854,592     3,844,795   3,816,991   3,695,548   3,601,692
Total Assets                                    4,174,514     4,164,198   4,141,356   3,974,702   3,855,612
Deposits                                        3,596,764     3,587,970   3,594,198   3,377,295   3,186,530
Stockholders Equity                               388,535       396,045     347,466     358,112     356,639


Earnings Per Share, Basic                            0.43         (1.58)       0.56        0.50        0.52
Earnings Per Share, Diluted                          0.42         (1.58)       0.56        0.49        0.51
Dividends Per Share                                  0.20          0.22        0.22        0.22        0.22

Operating Net Income                               11,919        12,127      14,798      16,068      15,383

Operating Earnings Per Share, Basic                  0.43          0.43        0.52        0.57        0.55
Operating Earnings Per Share, Diluted                0.42          0.42        0.52        0.56        0.54

Weighted Average Common Shares Outstanding     27,966,416    28,121,995  28,244,890  28,351,377  28,128,323
Weighted Average Common and Common
     Equivalent Shares Outstanding             28,446,902    28,601,396  28,670,892  28,788,077  28,500,883


Operating Return on Average Equity                 12.44%        12.28%      16.90%      17.82%      17.35%
Operating Return on Average Assets                  1.16%         1.17%       1.42%       1.61%       1.60%
Net Yield on Earning Assets                         4.60%         4.61%       4.73%       4.76%       4.81%

                                                 QTD         QTD         QTD
                                               6/30/00     9/30/00    12/31/00
                                             ------------------------------------
Book Value per Common Share                        12.47       12.77       13.11
Tangible Book Value Per Share                      11.85       12.16       12.51
Common Shares Outstanding                     26,754,968  26,376,991  26,097,084


CREDIT QUALITY
Nonperforming assets                              11,603      10,212      11,889
90 Days past due and still accruing                4,751       4,133       4,595
Nonperforming assets to loans plus OREO            0.40%       0.35%       0.42%
Allowance to Loans                                 1.35%       1.36%       1.41%
Allowance to Nonperforming (excluding OREO)      359.61%     408.39%     353.85%

QTR Average Balance Sheet

Loans, Net                                     2,921,259   2,904,900   2,879,986
Earning Assets                                 3,604,521   3,578,436   3,543,882
Total Assets                                   3,840,153   3,804,885   3,751,586
Deposits                                       3,192,879   3,212,766   3,256,504
Stockholders Equity                              336,093     332,601     338,316


Earnings Per Share, Basic                           0.53        0.56        0.57
Earnings Per Share, Diluted                         0.53        0.55        0.56
Dividends Per Share                                 0.24        0.24        0.24

Operating Net Income                              14,471      14,748      14,877

Operating Earnings Per Share, Basic                 0.53        0.56        0.57
Operating Earnings Per Share, Diluted               0.53        0.55        0.56

Weighted Average Common Shares Outstanding    27,169,070  26,520,882  26,231,238
Weighted Average Common and Common
     Equivalent Shares Outstanding            27,457,560  26,765,017  26,433,018


Operating Return on Average Equity                17.32%      17.64%      17.49%
Operating Return on Average Assets                 1.52%       1.54%       1.58%
Net Yield on Earning Assets                        4.66%       4.67%       4.70%

*Prior periods have been restated to reflect the acquisition of Vermont Financial Service Corp.